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                                                                   EXHIBIT 10.23

                    THIRD AMENDMENT TO EARNEST MONEY CONTRACT

        This Third Amendment to Earnest Money Contract (this "Amendment") is made to be effective as of the 22th day of August, 2003, by and between COOPER POWER TOOLS, INC. ("Seller"), and OYOG Operations, L.P. ("Purchaser").

                                    RECITALS:

A. Seller and Purchaser entered into that certain Earnest Money Contract dated May 27, 2003, but effective as of May 30, 2003, as amended by First Amendment to Earnest Money Contract dated effective as of July 14, 2003, and as amended by Second Amendment to Earnest Money Contract dated effective as of August 14, 2003 (as amended, the "Purchase Agreement"), providing for the sale by Seller to Purchaser of 19.2155 acres of land out of the W. C. Wallace Survey, A-848, Harris County, Texas (the "Land"), said Land being more particularly described in Exhibit A attached to the Purchase Agreement. Each capitalized term used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such term in the Purchase Agreement.

B. Section 6 of the Purchase Agreement, entitled "Inspection Period," now provides until August 22, 2003 in which to make certain inspections.

C. Seller and Purchaser have agreed to extend the Inspection Period upon the terms and conditions set forth below.

        NOW, THEREFORE, premises considered and for Ten Dollars ($10.00) and other good and valuable consideration each paid to the other, receipt of which is hereby acknowledged, Seller and Purchaser agree to amend the Purchase Agreement in the following respects:

1. The Inspection Period is hereby extended to Friday, August 29, 2003. The date for the "closing" under Section 4 of the Purchase Agreement shall be on or before Friday, September 5, 2003. For the avoidance of error, any other deadlines in the Purchase Agreement originally scheduled in reference to or after the expiration of the Inspection Period, are hereby extended to August 29, 2003.

2. Each party acknowledges and agrees that all obligations and duties of the other party under the Purchase Agreement (as hereby amended) required to be performed prior to the date hereof, have been satisfactorily performed.

3. Seller and Purchaser ratify and confirm the Purchase Agreement, as hereby amended, as continuing in full force and effect.

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        EXECUTED to be effective as of the date first hereinabove written.

                                        PURCHASER:

                                        OYOG Operations, L.P.


                                        By:    /s/ THOMAS MCENTIRE
                                            --------------------------------
                                        Name:  Thomas T. McEntire
                                        Title: CFO


                                        SELLER:

                                        COOPER POWER TOOLS, INC.


                                        By:    /s/ RANDALL AMMERMAN
                                            --------------------------------
                                        Name:  Randall B. Ammerman
                                        Title: Vice President

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